Rule 424(b)(3)
                                                               File No.333-59019
                                                              File No. 333-71827
                                  NAVIDEC, INC.

 Prospectus Supplement to Prospectuses Dated July 22, 1998 and February 4, 1999

     This Prospectus Supplement updates information in the Selling Security Holders' section of the Prospectuses of Navidec, Inc. (the "Company") dated July 22, 1998 and February 4, 1999. The Company called its outstanding Redeemable Common Stock Purchase Warrants and the warrants not exercised by March 15, 1999 expired and may no longer be sold under the Prospectuses. The table set forth below provides the names of the Selling Security Holders who may offer shares of the Company's Common Stock pursuant to the Prospectuses. The Selling Security Holders' table set forth in this Prospectus Supplement supersedes the information in the Selling Security Holders' table in the Prospectuses and in the Company's Prospectus Supplement dated November 24, 1998.


                            SELLING SECURITY HOLDERS

     The following table shows for the Selling Security Holders, (i) the number of shares of Common Stock beneficially owned by them as of March 30, 1999, (ii) the number of shares of Common Stock covered by this Prospectus, and (iii) the number of shares of Common Stock to be retained after this offering, if any.



                                                                         Number of
                         Number of                                       Shares of Common
                         Shares of Common            Number of           Stock Beneficially
                         Stock Beneficially          Shares of Common    Owned After the
                         Owned Before the Offering   Stock to be Sold    Offering(1)
                         -------------------------   ----------------    -----------

Abbott, David & Linda              6,000                  6,000                -0-
Abott, David                       6,000                  6,000                -0-
Almeida, Donald                    6,000                  6,000                -0-
Amico, Guy                        22,926                 22,926                -0-
Amico, Roy                        31,527                 31,537                -0-
Anderson, Evan                       800                    800                -0-
Anderson, Sherry                   4,000                  4,000                -0-
Anesthesia Pension Plan           24,000                 24,000                -0-
Apera, Luca                        6,000                  6,000                -0-
Balog, John or Cecilia             6,000                  6,000                -0-
Bausch, Eric                      12,000                 12,000                -0-
Boehler, Jeffrey or Barbara        3,000                  3,000                -0-
Buckman, Jim                         250                    250                -0-
Buddie, Gina                       3,638                  3,638                -0-
Burgin, Mark or Tammy              6,000                  6,000                -0-
Burton, Robert                    18,000                 18,000                -0-
Campbell, Michael                  6,000                  6,000                -0-
Castro, William                   18,000                 18,000                -0-
Cissel, Vincent                   12,000                 12,000                -0-




Comcor Holding Inc.               16,000                 16,000                -0-
Cooley, John                       9,000                  9,000                -0-
Crane Rental Service               6,000                  6,000                -0-
Crowe, Robert                      3,000                  3,000                -0-
Daroga, Norrie                    14,000                 14,000                -0-
D Alessio, Robert                  6,000                  6,000                -0-
Derescher, Eddie or Linda          6,000                  6,000                -0-
Dietz, Thomas                     44,000                 14,000            30,000
Esposito, Chris                    1,000                  1,000                -0-
Evans, Kathyleen                   6,000                  6,000                -0-
Gardener, John Lewis              59,000                 24,000            25,000
Garry, John                        6,000                  6,000                -0-
Goldstein, Scott                  21,187                 21,187                -0-
Hall, Robert & Pat                 1,000                  1,000                -0-
Harmon, Homer                     24,000                 24,000                -0-
Harmon, Homer or Kathy             6,000                  6,000                -0-
Hartley, Douglas                   8,000                  8,000                -0-
Helen S. Nagel Trustee            27,500                 27,500                -0-
Herdina, Bob                       1,550                  1,550                -0-
Hill, Anthony                      6,000                  6,000                -0-
Homburger, John or Susan           8,000                  8,000                -0-
Hosch, James (2)                  51,096                    596            50,500
Houston, Kin                         250                    250                -0-
Itokazu, John or Sheila            6,000                  6,000                -0-
Kaiser, Doug                      20,525                 20,525                -0-
Kent, David & Priscilla            6,000                  6,000                -0-
Koller, Paul or Betsy             12,000                 12,000                -0-
Krenek, Lenny                        250                    250                -0-
Landis, David J.                  18,000                 18,000                -0-
Leiberman, Norman                    250                    250                -0-
Levenrich, David                  47,000                 47,000                -0-
Lorber, David                      1,000                  1,000                -0-
Lorge, Robert                      6,000                  6,000                -0-
Marron, Thomas D.                 19,575                 19,575                -0-
McCarter, Larry or Kristy         12,000                 12,000                -0-
McClintock, Catherine             12,000                 12,000                -0-
McCollaum, Dixie                   6,000                  6,000                -0-
McCoy, Greg or Betty               6,000                  6,000                -0-
McKowen, John                     27,498                 27,498                -0-
McNamara, Steven                  18,000                 18,000                -0-
McWilliams, Michael               16,000                 16,000                -0-
Mehigan, Patrick & Ann            12,000                 12,000                -0-
Miller, Timothy K.                 6,750                  6,750                -0-
Montanarella, Paul                 3,000                  3,000                -0-
Morano, Christopher               15,000                 15,000                -0-
Morrison, Roger                   16,000                 16,000                -0-
Mortensen, Michael V.              2,000                  2,000                -0-
Moser Holdings                    48,000                 48,000                -0-
Murphy, Brett                      2,000                  2,000                -0-
Newman, Guy J.                    60,575                 60,575                -0-
O'Sullivan, Patrick                6,000                  6,000                -0-
Parker, Bradley or Brooke          6,000                  6,000                -0-
Peck, Edgar                       12,000                 12,000                -0-




Penic, Michael & Madeline         12,000                 12,000                -0-
Phelps, Steven                     3,000                  3,000                -0-
Phelps, Steven K. & Kimberly J.   17,100                 17,100                -0-
Pirozzi, Tony                        500                    500                -0-
Powers, Larry                      6,000                  6,000                -0-
Prestidge, Tom & Valerie          14,000                 14,000                -0-
Pudelko, Michael                  21,000                 21,000                -0-
Quinn, Sean                          250                    250                -0-
Rappaport, Rick                   72,048                 72,048                -0-
Roberts, Jody Lynn                 6,919                  6,919                -0-
Ryan, Robert & Jamie               6,000                  6,000                -0-
Salvatore, Frank                   1,013                  1,013                -0-
Sceurman, Joe                        500                    500                -0-
Schmidt, Ara                          50                     50                -0-
Shulter, Paul                     10,000                 10,000                -0-
Shults, Stanley                    2,000                  2,000                -0-
Shults, Stan or Diane             12,000                 12,000                -0-
Sibilla, Vic                       5,000                  5,000                -0-
Sibilla, Vic & Geri                6,919                  6,919                -0-
Sims, George                       8,000                  8,000                -0-
Sirota, Brian                      1,000                  1,000                -0-
Small, Leonard                     3,000                  3,000                -0-
Stone, Douglas                     6,000                  6,000                -0-
Stone, Todd                        1,000                  1,000                -0-
Struharik, Paul                    3,000                  3,000                -0-
Texas Cardiovascular Institute     8,200                  8,200                -0-
Van Vliet, Edward                 79,000                 79,000                -0-
Van Zudan, David L.               12,000                 12,000                -0-
Vanzuidam, David & Deborah         8,000                  8,000                -0-
Visconti, Joseph                  37,503                 37,503                -0-
Wagner, David                      4,000                  4,000                -0-
War, William                      12,000                 12,000                -0-
Wechsler, Mike                       250                    250                -0-
Weinstein, Dave                      250                    250                -0-
White, Jimmy                      12,000                 12,000                -0-
White, Marsha                     12,000                 12,000                -0-
Wilbur, Rick                     198,000                 48,000           150,000
Wyman, Jeff                          250                    250                -0-
Wyman, Steve                         250                    250                -0-
Yapp, Ronald                      12,000                 12,000                -0-


----------

(1) The Selling Security Holder will not own in excess of one percent (1%) of the Company's outstanding Common Stock subsequent to the offering when combined with other offerings in which other shares of Common Stock owned by the Selling Security Holder have been registered.

(2)  James Hosch is a director of the Company.



     Information set forth in the tables regarding the securities owned by each Selling Security Holder is provided to the best knowledge of the Company based on information furnished to the Company by the respective Selling Security Holder and/or available to the Company through its stock transfer records.

        This Prospectus Supplement should be read in conjunction with the Company's Prospectuses dated July 22, 1998 and February 4, 1999.

                               -------------------

             The date of this Prospectus Supplement is April 9, 1999

                               -------------------